Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2025 Twelve-Month Financial Results

MIDDLEFIELD, OHIO, February 10, 2026  ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the twelve months ended December 31, 2025.

Ronald L. Zimmerly, Jr., President and Chief Executive Officer, stated, “2025 was a strong year of operating and financial growth for Middlefield, driven by consistent execution and continued momentum across the Bank. We are pleased with the progress we’ve made and are focused on completing our merger with Farmers National Banc Corp., which we expect to close in the first quarter of 2026. We believe this combination will create meaningful opportunities for our customers, employees, and shareholders.”

Income Statement

Net interest income for the twelve months ended December 31, 2025, increased $7.8 million to $68.5 million, compared to $60.7 million for the same period last year. The net interest margin for the twelve months ended December 31, 2025, was 3.80%, compared to 3.52% last year. Net interest income for the 2025 fourth quarter increased $1.8 to $17.4 million, compared to $15.6 million for the 2024 fourth quarter. The net interest margin for the 2025 fourth quarter was 3.80%, compared to 3.56% for the same period of 2024.

For the twelve months ended December 31, 2025, noninterest income increased $2.1 to $9.3 million, compared to $7.2 million for the same period in 2024. Noninterest income for the 2025 fourth quarter was $2.0 million, compared to $1.9 million for the same period the previous year.

Noninterest expense for the twelve months ended December 31, 2025, was $54.8 million, compared to $47.5 million for the same period in 2024. For the 2025 fourth quarter, noninterest expense was $15.9 million, compared to $11.8 million for the 2024 fourth quarter. Noninterest expense was negatively impacted in the fourth quarter of 2025 by $1.8 million of merger-related expenses and the accelerated vesting of certain performance share units as communicated in a Form 8-K filed by the Company on December 8, 2025.

Net income for the twelve months ended December 31, 2025, was $19.4 million, or $2.39 per diluted share, compared to $15.5 million, or $1.92 per diluted share, for the same period last year. Net income for the 2025 fourth quarter was $3.1 million, or $0.38 per diluted share, compared to $4.8 million, or $0.60 per diluted share, for the same period last year.

For the twelve months ended December 31, 2025, pre-tax, pre-provision net income was $23.0 million, compared to $20.4 million last year. For the 2025 fourth quarter, pre-tax, pre-provision net income was $3.5 million, compared to $5.7 million for the same period of 2024. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.)

Balance Sheet

Total assets at December 31, 2025, increased 2.7% to $1.90 billion, compared to $1.85 billion at December 31, 2024. Total loans at December 31, 2025, were $1.59 billion, compared to $1.52 billion at December 31, 2024. The 4.3% year-over-year increase in total loans was primarily due to originations within the owner occupied and commercial and industrial loan segments as well as home equity lines of credit, offset by a decrease in the non-owner occupied loan segment. The investment securities available-for-sale portfolio was $155.5 million at December 31, 2025, compared with $165.8 million at December 31, 2024.

Total liabilities at December 31, 2025, increased 1.8% to $1.67 billion, compared to $1.64 billion at December 31, 2024. Total deposits at December 31, 2025, were $1.47 billion, compared to $1.45 billion at December 31, 2024. The 1.8% year-over-year increase in deposits was primarily due to growth in money market accounts, partially offset by declines in time deposits and savings accounts. Noninterest-bearing demand deposits were 25.5% of total deposits at December 31, 2025, compared to 26.1% at December 31, 2024. At December 31, 2025, the Company had brokered deposits of $23.1 million, compared to $35.1 million at December 31, 2024.

Middlefield's CRE portfolio included the following categories at December 31, 2025:

		Percent of	Percent of	Weighted Average
(Dollar amounts in thousands)	Balance	CRE Portfolio	Loan Portfolio	Loan-to-Value

Multi-Family	$86,384	12.5%	5.4%	64.8%
Owner Occupied
Real Estate and Rental and Leasing	75,289	10.9%	4.7%	59.1%
Other Services (except Public Administration)	37,313	5.4%	2.4%	58.1%
Manufacturing	22,453	3.2%	1.4%	50.0%
Health Care and Social Assistance	14,477	2.1%	0.9%	52.3%
Accommodation and Food Services	12,373	1.8%	0.8%	48.9%
Other	63,167	9.0%	4.0%	51.9%
Total Owner Occupied	$225,072	32.4%	14.2%
Non-Owner Occupied
Real Estate and Rental and Leasing	325,274	47.0%	20.5%	54.0%
Accommodation and Food Services	37,717	5.5%	2.4%	57.0%
Health Care and Social Assistance	7,516	1.1%	0.5%	31.7%
Manufacturing	3,989	0.6%	0.3%	42.8%
Arts, Entertainment, and Recreation	2,108	0.3%	0.1%	15.8%
Other	3,953	0.6%	0.2%	71.8%
Total Non-Owner Occupied	$380,557	55.1%	24.0%
Total CRE	$692,013	100.0%	43.6%

Stockholders' Equity and Dividends

At December 31, 2025, stockholders' equity was $229.6 million, compared to $210.6 million at December 31, 2024. The 9.1% year-over-year increase in stockholders' equity was primarily from higher retained earnings and a decrease in the unrealized loss on the available-for-sale investment portfolio. On a per-share basis, shareholders' equity at December 31, 2025, was $28.26, compared to $26.08 at December 31, 2024.

At December 31, 2025, tangible stockholders' equity(1) was $188.7 million, compared to $168.6 million at December 31, 2024. On a per-share basis, tangible stockholders' equity(1) was $23.22 at December 31, 2025, compared to $20.88 at December 31, 2024. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the twelve months ended December 31, 2025, the Company declared cash dividends of $0.84 per share, totaling $6.8 million. For the twelve months ended December 31, 2024, the Company declared cash dividends of $0.80 per share, totaling $6.5 million.

The Company did not repurchase any common stock during 2025. For the twelve months ended December 31, 2024, the Company repurchased 43,858 shares of its common stock, at an average price of $24.00 per share.

At December 31, 2025, the Company's equity-to-assets ratio was 12.07%, compared to 11.36% at December 31, 2024.

Asset Quality

For the twelve months ended December 31, 2025, the Company recorded a recovery of credit losses of $494,000 million, versus a provision for credit losses of $2.0 million for the same period last year. For the 2025 fourth quarter, the Company recorded a recovery of credit losses of $475,000, compared to a recovery of credit losses of $177,000 for the same period of 2024.

Net charge-offs were $481,000 million, or (0.03%) of average loans, for the twelve months ended December 31, 2025, compared to net recoveries of $1.4, or 0.10% of average loans, for the same period last year. Net charge-offs were $148,000, or (0.04%) of average loans, annualized, for the 2025 fourth quarter, compared to net recoveries of $151,000, or 0.04% of average loans, annualized, for the same period of 2024.  The higher net charge-offs were due to the partial charge-off of one loan during the 2025 third quarter.

Nonperforming assets at December 31, 2025, which consisted of nonperforming loans, were $17.0 million, compared to $30.0 million at December 31, 2024. The decrease in nonperforming assets is primarily the result of a $13.5 million loan moved to nonaccrual in the 2024 third quarter paying off in the fourth quarter of 2025. The allowance for credit losses at December 31, 2025, stood at $22.7 million, or 1.43% of total loans, compared to $22.4 million, or 1.48% of total loans at December 31, 2024. The increase in the allowance for credit losses was mainly from an overall increase in total loans as well as changes in projected loss drivers, prepayment assumptions, curtailment expectations over the reasonable and supportable forecast period, and geographic footprint of unemployment data.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.90 billion at December 31, 2025. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.'s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.'s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.'s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Balance Sheets (period end)	2025	2025	2025	2025	2024
ASSETS
Cash and due from banks	$39,823	$81,372	$59,145	$56,150	$46,037
Federal funds sold	7,685	22,333	13,701	10,720	9,755
Cash and cash equivalents	47,508	103,705	72,846	66,870	55,792
Investment securities available for sale, at fair value	155,544	155,855	161,116	165,014	165,802
Other investments	1,128	1,131	1,014	1,021	855
Loans held for sale	-	209	152	-	-
Loans:
Commercial real estate:
Owner occupied	225,072	221,600	196,645	185,412	181,447
Non-owner occupied	380,557	390,354	405,032	413,621	412,291
Multifamily	86,384	88,899	79,497	88,737	89,849
Residential real estate	367,413	366,307	357,217	351,274	353,442
Commercial and industrial	262,209	269,422	257,519	235,547	229,034
Home equity lines of credit	161,157	159,805	156,297	147,154	143,379
Construction and other	96,894	104,843	123,531	122,653	103,608
Consumer installment	5,740	5,794	6,187	5,951	6,564
Total loans	1,585,426	1,607,024	1,581,925	1,550,349	1,519,614
Less allowance for credit losses	22,707	23,029	22,335	22,401	22,447
Net loans	1,562,719	1,583,995	1,559,590	1,527,948	1,497,167
Premises and equipment, net	22,207	21,428	20,304	20,494	20,565
Premises and equipment held for sale	998	998	1,015	-	-
Goodwill	36,356	36,356	36,356	36,356	36,356
Core deposit intangibles	4,613	4,862	5,112	5,362	5,611
Bank-owned life insurance	35,553	35,335	35,102	34,866	35,259
Accrued interest receivable and other assets	35,913	35,019	31,762	30,425	35,952
TOTAL ASSETS	$1,902,539	$1,978,893	$1,924,369	$1,888,356	$1,853,359

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
LIABILITIES
Deposits:
Noninterest-bearing demand	$374,999	$410,612	$371,155	$369,492	$377,875
Interest-bearing demand	225,079	232,452	236,239	222,953	208,291
Money market	513,498	528,246	466,935	481,664	414,074
Savings	180,158	180,547	184,534	189,943	197,749
Time	178,418	270,445	334,755	275,673	247,704
Total deposits	1,472,152	1,622,302	1,593,618	1,539,725	1,445,693
Federal Home Loan Bank advances	175,000	106,000	89,000	110,000	172,400
Other borrowings	11,446	11,502	11,557	11,609	11,660
Accrued interest payable and other liabilities	14,297	14,969	14,142	13,229	13,044
TOTAL LIABILITIES	1,672,895	1,754,773	1,708,317	1,674,563	1,642,797
STOCKHOLDERS' EQUITY
Common stock, no par value; 25,000,000 shares authorized, 10,006,068
shares issued, 8,126,758 shares outstanding as of December 31, 2025	163,813	162,349	162,195	162,195	161,999
Additional paid-in capital	1,052	1,041	811	515	246
Retained earnings	121,931	120,514	116,892	112,432	109,299
Accumulated other comprehensive loss	(16,243)	(18,875)	(22,937)	(20,440)	(20,073)
Treasury stock, at cost; 1,879,310 shares as of December 31, 2025	(40,909)	(40,909)	(40,909)	(40,909)	(40,909)
TOTAL STOCKHOLDERS' EQUITY	229,644	224,120	216,052	213,793	210,562

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,902,539	$1,978,893	$1,924,369	$1,888,356	$1,853,359

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
Statements of Income	2025	2025	2025	2025	2024	2025	2024

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$25,055	$25,485	$25,122	$23,387	$23,308	$99,049	$92,566
Interest-earning deposits in other institutions	323	299	325	291	320	1,238	1,491
Federal funds sold	152	192	120	155	151	619	568
Investment securities:
Taxable interest	416	538	526	530	528	2,010	2,028
Tax-exempt interest	955	958	960	960	961	3,833	3,861
Dividends on stock	123	136	183	150	170	592	748
Total interest and dividend income	27,024	27,608	27,236	25,473	25,438	107,341	101,262
INTEREST EXPENSE
Deposits	8,275	8,972	8,789	7,885	8,582	33,921	33,263
Short-term borrowings	1,204	918	870	1,347	1,128	4,339	6,616
Other borrowings	153	153	140	143	173	589	703
Total interest expense	9,632	10,043	9,799	9,375	9,883	38,849	40,582

NET INTEREST INCOME	17,392	17,565	17,437	16,098	15,555	68,492	60,680

Provision for (recovery of) credit losses	(475)	392	(506)	95	(177)	(494)	2,008

NET INTEREST INCOME AFTER PROVISION
FOR (RECOVERY OF) CREDIT LOSSES	17,867	17,173	17,943	16,003	15,732	68,986	58,672
NONINTEREST INCOME
Service charges on deposit accounts	1,084	1,072	1,061	989	1,068	4,206	3,907
Gain (Loss) on equity securities	(3)	17	(7)	(34)	56	(27)	(9)
Earnings on bank-owned life insurance	236	228	230	493	230	1,187	930
Gain on sale of loans	97	158	39	24	64	318	199
Revenue from investment services	224	306	310	268	237	1,108	916
Gain on exchange of real estate	-	-	1,229	-	-	1,229	-
Gross rental income	-	-	-	-	-	-	67
Other income	313	543	216	204	259	1,276	1203
Total noninterest income	1,951	2,324	3,078	1,944	1,914	9,297	7,213

NONINTEREST EXPENSE
Salaries and employee benefits	8,084	6,883	6,731	6,551	5,996	28,249	24,641
Occupancy expense	640	604	667	687	596	2,598	2,376
Equipment expense	215	249	248	225	221	937	925
Data processing and information technology costs	1,257	1,240	1,273	1,271	1,174	5,041	4,740
Ohio state franchise tax	347	399	399	399	390	1,544	1,583
Federal deposit insurance expense	267	267	267	267	293	1,068	1,055
Professional fees	490	700	521	598	611	2,309	2,265
Advertising expense	453	386	451	364	371	1,654	1,581
Software amortization expense	93	94	95	90	83	372	200
Core deposit intangible amortization	249	250	250	249	258	998	1,031
Loss on premises and equipment held for sale	-	18	693	-	-	711	-
Gross other real estate owned expenses	-	-	-	-	-	-	99
Merger-related costs	1,808	-	-	-	-	1,808	-
Other expense	1,959	2,008	2,056	1,492	1,810	7,515	7,045
Total noninterest expense	15,862	13,098	13,651	12,193	11,803	54,804	47,541

Income before income taxes	3,956	6,399	7,370	5,754	5,843	23,479	18,344
Income taxes	841	1,079	1,213	924	995	4,057	2,825

NET INCOME	$3,115	$5,320	$6,157	$4,830	$4,848	$19,422	$15,519

PTPP (1)	$3,481	$6,791	$6,864	$5,849	$5,666	$22,985	$20,352

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024
Per common share data
Net income per common share - basic	$0.38	$0.66	$0.76	$0.60	$0.60	$2.40	$1.93
Net income per common share - diluted	$0.38	$0.65	$0.76	$0.60	$0.60	$2.39	$1.92
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.20	$0.84	$0.80
Book value per share (period end)	$28.26	$27.71	$26.74	$26.46	$26.08	$28.26	$26.08
Tangible book value per share (period end) (1) (2)	$23.22	$22.62	$21.60	$21.29	$20.88	$23.22	$20.88
Dividends declared	$1,698	$1,698	$1,697	$1,697	$1,616	$6,790	$6,457
Dividend yield	2.41%	2.78%	2.80%	3.05%	2.84%	2.43%	2.85%
Dividend payout ratio	54.51%	31.92%	27.56%	35.13%	33.33%	34.96%	41.61%
Average shares outstanding - basic	8,086,886	8,084,658	8,081,193	8,078,805	8,071,905	8,084,257	8,075,300
Average shares outstanding - diluted	8,149,723	8,147,495	8,113,572	8,097,545	8,092,357	8,132,897	8,086,098
Period ending shares outstanding	8,126,758	8,086,886	8,081,193	8,081,193	8,073,708	8,126,758	8,073,708

Selected ratios
Return on average assets (Annualized)	0.64%	1.08%	1.29%	1.04%	1.04%	1.01%	0.84%
Return on average equity (Annualized)	5.64%	9.62%	11.53%	9.22%	9.19%	9.02%	7.48%
Return on average tangible common equity (1) (3)	6.94%	11.86%	14.31%	11.48%	11.50%	11.17%	9.41%
Efficiency (4)	79.61%	63.73%	64.49%	65.22%	65.05%	68.22%	67.38%
Equity to assets at period end	12.07%	11.33%	11.23%	11.32%	11.36%	12.07%	11.36%
Noninterest expense to average assets	0.82%	0.67%	0.72%	0.65%	0.63%	2.86%	2.58%

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2) Calculated by dividing tangible common equity by shares outstanding.
(3) Calculated by dividing annualized net income for each period by average tangible common equity.
(4) The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.
	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
Yields	2025	2025	2025	2025	2024	2025	2024
Interest-earning assets:
Loans receivable (1)	6.24%	6.30%	6.40%	6.17%	6.12%	6.28%	6.17%
Investment securities (1) (2)	3.58%	3.69%	3.64%	3.69%	3.63%	3.65%	3.61%
Interest-earning deposits with other banks	3.53%	3.52%	4.13%	3.57%	4.23%	3.68%	4.49%
Total interest-earning assets	5.88%	5.93%	6.03%	5.81%	5.78%	5.91%	5.83%
Deposits:
Interest-bearing demand deposits	2.09%	2.27%	2.27%	2.13%	2.07%	2.24%	2.01%
Money market deposits	3.55%	3.43%	3.53%	3.38%	3.81%	3.48%	3.88%
Savings deposits	0.94%	0.95%	0.86%	0.82%	0.75%	0.89%	0.67%
Certificates of deposit	3.46%	3.74%	3.66%	3.93%	4.21%	3.70%	4.33%
Total interest-bearing deposits	2.84%	2.91%	2.90%	2.82%	3.05%	2.88%	3.06%
Non-Deposit Funding:
Borrowings	4.16%	4.53%	4.54%	4.58%	4.93%	4.44%	5.45%
Total interest-bearing liabilities	2.97%	3.03%	3.01%	3.01%	3.21%	3.02%	3.33%
Cost of deposits	2.11%	2.20%	2.21%	2.10%	2.24%	2.16%	2.24%
Cost of funds	2.27%	2.33%	2.34%	2.30%	2.41%	2.31%	2.51%
Net interest margin (3)	3.80%	3.79%	3.88%	3.69%	3.56%	3.80%	3.52%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2) Yield is calculated on the basis of amortized cost.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset quality data	2025	2025	2025	2025	2024

Nonperforming assets (1)	$17,023	$29,928	$25,052	$29,550	$29,984

Allowance for credit losses	$22,707	$23,029	$22,335	$22,401	$22,447
Allowance for credit losses/total loans	1.43%	1.43%	1.41%	1.44%	1.48%
Net charge-offs (recoveries):
Quarter-to-date	$(147)	$(107)	$(18)	$(209)	$151
Year-to-date	(481)	(334)	(227)	(209)	1,436
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.04%)	(0.03%)	(0.00%)	(0.06%)	0.04%
Year-to-date	(0.03%)	(0.03%)	(0.03%)	(0.06%)	0.10%

Nonperforming loans/total loans	1.07%	1.86%	1.58%	1.91%	1.97%
Allowance for credit losses/nonperforming loans	133.39%	76.95%	89.15%	75.81%	74.86%
Nonperforming assets/total assets	0.89%	1.51%	1.30%	1.56%	1.62%

(1) Nonperforming assets consist of nonperforming loans.

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

(Dollar amounts in thousands, unaudited)

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

Stockholders' equity	$229,644	$224,120	$216,052	$213,793	$210,562
Less goodwill and other intangibles	40,969	41,218	41,468	41,718	41,967
Tangible common equity	$188,675	$182,902	$174,584	$172,075	$168,595

Shares outstanding	8,126,758	8,086,886	8,081,193	8,081,193	8,073,708
Tangible book value per share	$23.22	$22.62	$21.60	$21.29	$20.88

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024

Average stockholders' equity	$219,278	$219,278	$214,144	$212,465	$209,864	$215,395	$207,367
Less average goodwill and other intangibles	41,090	41,340	41,589	41,839	42,092	41,465	42,479
Average tangible common equity	$178,188	$177,938	$172,555	$170,626	$167,772	$173,930	$164,888

Net income	$3,115	$5,320	$6,157	$4,830	$4,848	$19,422	$15,519
Return on average tangible common equity (annualized)	6.94%	11.86%	14.31%	11.48%	11.50%	11.17%	9.41%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Twelve Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024
Net income	$3,115	$5,320	$6,157	$4,830	$4,848	$19,422	$15,519
Add income taxes	841	1,079	1,213	924	995	4,057	2,825
Add provision for (recovery of) credit losses	(475)	392	(506)	95	(177)	(494)	2,008
PTPP	$3,481	$6,791	$6,864	$5,849	$5,666	$22,985	$20,352

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	December 31,			December 31,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,594,562	$25,055	6.24%	$1,517,051	$23,308	6.12%
Investment securities (1) (2)	179,990	1,371	3.58%	191,390	1,489	3.63%
Interest-earning deposits with other banks (3)	67,152	598	3.53%	60,241	641	4.23%
Total interest-earning assets	1,841,704	27,024	5.88%	1,768,682	25,438	5.78%
Noninterest-earning assets	88,694			88,205
Total assets	$1,930,398			$1,856,887
Interest-bearing liabilities:
Interest-bearing demand deposits	$228,905	$1,207	2.09%	$216,492	$1,126	2.07%
Money market deposits	521,393	4,669	3.55%	393,298	3,768	3.81%
Savings deposits	179,095	426	0.94%	197,257	373	0.75%
Certificates of deposit	226,278	1,973	3.46%	313,582	3,315	4.21%
Short-term borrowings	117,898	1,204	4.05%	93,200	1,128	4.81%
Other borrowings	11,479	153	5.29%	11,690	173	5.89%
Total interest-bearing liabilities	1,285,048	9,632	2.97%	1,225,519	9,883	3.21%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	401,367			404,428
Other liabilities	24,705			17,076
Stockholders' equity	219,278			209,864
Total liabilities and stockholders' equity	$1,930,398			$1,856,887
Net interest income		$17,392			$15,555
Interest rate spread (4)			2.91%			2.57%
Net interest margin (5)			3.80%			3.56%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.32%			144.32%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $270 and $280 for the three months ended December 31, 2025 and 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	December 31,			September 30,
	2025			2025
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,594,562	$25,055	6.24%	$1,605,733	$25,485	6.30%
Investment securities (1) (2)	179,990	1,371	3.58%	188,211	1,496	3.69%
Interest-earning deposits with other banks (3)	67,152	598	3.53%	70,727	627	3.52%
Total interest-earning assets	1,841,704	27,024	5.88%	1,864,671	27,608	5.93%
Noninterest-earning assets	88,694			83,217
Total assets	$1,930,398			$1,947,888
Interest-bearing liabilities:
Interest-bearing demand deposits	$228,905	$1,207	2.09%	$233,106	$1,331	2.27%
Money market deposits	521,393	4,669	3.55%	479,785	4,143	3.43%
Savings deposits	179,095	426	0.94%	184,146	440	0.95%
Certificates of deposit	226,278	1,973	3.46%	324,516	3,058	3.74%
Short-term borrowings	117,898	1,204	4.05%	82,306	918	4.43%
Other borrowings	11,479	153	5.29%	11,532	153	5.26%
Total interest-bearing liabilities	1,285,048	9,632	2.97%	1,315,391	10,043	3.03%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	401,367			398,307
Other liabilities	24,705			14,912
Stockholders' equity	219,278			219,278
Total liabilities and stockholders' equity	$1,930,398			$1,947,888
Net interest income		$17,392			$17,565
Interest rate spread (4)			2.91%			2.90%
Net interest margin (5)			3.80%			3.79%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.32%			141.76%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $270 and $271 for the three months ended December 31, 2025 and September 30, 2025 respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Twelve Months Ended
	December 31,			December 31,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,578,420	$99,049	6.28%	$1,501,138	$92,566	6.17%
Investment securities (1) (2)	187,954	5,843	3.65%	191,685	5,889	3.61%
Interest-earning deposits with other banks (3)	66,638	2,449	3.68%	62,463	2,807	4.49%
Total interest-earning assets	1,833,012	107,341	5.91%	1,755,286	101,262	5.83%
Noninterest-earning assets	83,968			88,358
Total assets	$1,916,980			$1,843,644
Interest-bearing liabilities:
Interest-bearing demand deposits	$225,015	$5,045	2.24%	$213,647	$4,293	2.01%
Money market deposits	487,287	16,941	3.48%	348,065	13,498	3.88%
Savings deposits	186,293	1,658	0.89%	197,422	1,325	0.67%
Certificates of deposit	277,382	10,277	3.70%	326,559	14,147	4.33%
Short-term borrowings	99,527	4,339	4.36%	122,506	6,616	5.40%
Other borrowings	11,559	589	5.10%	11,765	703	5.98%
Total interest-bearing liabilities	1,287,063	38,849	3.02%	1,219,964	40,582	3.33%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	396,880			399,430
Other liabilities	17,642			16,883
Stockholders' equity	215,395			207,367
Total liabilities and stockholders' equity	$1,916,980			$1,843,644
Net interest income		$68,492			$60,680
Interest rate spread (4)			2.89%			2.50%
Net interest margin (5)			3.80%			3.52%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.42%			143.88%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $1,080 and $1,131 for the twelve months ended December 31, 2025 and 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.